GPS Funds II

Investment Advisor
Genworth Financial Wealth Management, Inc.

PARTICIPATION AGREEMENT

       THIS AGREEMENT, dated as of ______________, between _____________, a [business trust /corporation] organized under the laws of the [Commonwealth/State] of _______________, on behalf of itself or its separate series listed on Schedule A, severally and not jointly (each, an “Underlying Fund,” as defined below), GPS Funds II, a statutory trust organized under the laws of the State of Delaware, on behalf of each of its series, severally and not jointly (each a “GPS Fund” and collectively the “GPS Funds”).

       WHEREAS, each Underlying Fund and the GPS Funds are registered with the U.S. Securities and Exchange Commission (the “Commission”) as open-end management investment companies under the Investment Company Act of 1940, as amended, (the “Act”) and operate as funds of funds;

       WHEREAS, the GPS Funds are advised by Genworth Financial Wealth Management, Inc. (formerly AssetMark Investment Services, Inc.), an investment advisor within the meaning of Section 2(a)(20)(A) of the Act and registered under the Investment Advisers Act of 1940, as amended;

       WHEREAS, Section 12(d)(1)(A) and (B) of the Act limit the ability of an investment company to invest in shares of a registered investment company, and therefore limit the ability of a GPS Fund to invest in shares of an Underlying Fund;

       WHEREAS, on May 22, 2012 the Securities and Exchange Commission granted an order (the “GPS Order”) that permits the GPS Funds to invest in registered open-end management investment companies and unit investment trusts registered under the Act, including the Underlying Funds, in excess of the limits of Section 12(d)(1) of the Act in accordance with the conditions of the GPS Order and the representations in the application filed to obtain the GPS Order (the “GPS Application”); and

       WHEREAS, a GPS Fund may, from time to time, invest in shares of one or more Underlying Funds in excess of the limitations of Section 12(d)(1)(A) and (B) in reliance on the GPS II Order;

       NOW THEREFORE, in consideration of the potential benefits to an Underlying Fund and the GPS Funds arising out of the GPS Funds’ investment in Underlying Funds, the parties agree as follows.

1.	Representations and Obligations of the GPS Funds.

a.
The GPS Funds have provided to the Underlying Funds a copy of the GPS Order, dated May 22, 2012, the Notice of Application, dated April 24, 2012 and the Application, filed with the Commission on March 8, 2012 (all attached hereto as Schedule B).  The GPS II Funds will promptly provide the Underlying Funds with a copy of any amendments to the GPS Order that pertain to Section 12(d)(1) relief.

b.
In connection with any investment by a GPS Fund in an Underlying Fund, such GPS Fund agrees (i) to comply with the terms and conditions of the GPS Order and this Agreement and (ii) to promptly notify the Underlying Fund if such GPS Fund fails to comply with the terms and conditions of the GPS Order or this Agreement.

c.
Pursuant to Condition 8 of the GPS Order, each GPS Fund will promptly notify the Underlying Funds in writing at the time of any investment by such GPS Fund in an Underlying Fund in excess of the 3% limit in Section 12(d)(1)(A)(i). Upon such investment, such GPS Fund shall also provide to the Underlying Funds in writing a list of the names of each Fund of Funds Affiliate and Underwriting Affiliate (as those terms are defined in the GPS Order) and shall notify the Underlying Funds of any changes to such list as soon as reasonably practicable after a change occurs.

d.
In accordance with the Application, the GPS Funds acknowledge that receipt of compensation by (a) and affiliated person of a GPS Fund, or an affiliated person of such person, for the purchase by the GPS Fund of shares of an Underlying Fund, or (b) an affiliated person of an Underlying Fund, or an affiliated person of such person, for the sale by the Underlying Fund for its shares to a GPS Fund may be subject to Section 17(e) of the Act.

2.	Representations and Obligations of the Underlying Funds.

a.
Pursuant to Condition 8 of the GPS Order, each Underlying Fund represents that the board of [directors/trustees] of such Underlying Fund and such Underlying Fund’s investment advisor understand the terms and conditions of the GPS Order and that each agrees to fulfill its responsibilities under the GPS Order.

b.
Pursuant to Condition 11 of the GPS Order, no Underlying Fund will acquire securities of any other investment company relying on section 3(c)(1) or 3(c)(7) of the Act in excess of the limits contained in Section 12(d)(1)(A) of the Act, except to the extent that such Underlying Fund: (a) receives securities of another investment company as a dividend or as a result of a plan of reorganization of a company (other than a plan devised for the purpose of evading Section 12(d)(1) of the Act); or (b) acquires (or is deemed to have acquired) securities of another investment company pursuant to exemptive relief from the SEC permitting such Underlying Fund to (i) acquire securities of one or more investment companies for short-term cash management purposes, or (ii) engage in interfund borrowing and lending transactions.

c.
Each Underlying Fund: (i) acknowledges that it has received copies of the GPS Order, Notice and Application; (ii) agrees to adhere to the terms and conditions of the GPS Order and this Agreement and to participate in the proposed transactions in a manner that addresses the concerns underlying the GPS Order; (iii) acknowledges that it may rely on the GPS Order only to sell its shares to the GPS Funds and not to any other investment company; (v) agrees to promptly notify the GPS Funds if it fails to comply with the GPS Order or this Agreement; and (vi) agrees to promptly notify the GPS Funds of any changes to Schedule A.

d.
In accordance with the Application, the Underlying Funds acknowledge that receipt of compensation by (a) and affiliated person of a GPS Fund, or an affiliated person of such person, for the purchase by the GPS Fund of shares of an Underlying Fund, or (b) an affiliated person of an Underlying Fund, or an affiliated person of such person, for the sale by the Underlying Fund for its shares to a GPS Fund may be subject to Section 17(e) of the Act.

3.	Indemnification.

Each Underlying Fund agrees to hold harmless and indemnify the GPS Funds, including any of their principals, trustees, officers, employees and agents, against and from any and all losses, expenses or liabilities incurred by or claims or actions (“Claims”) asserted against the GPS Funds, including any of their principals or trustees, officers, employees and agents, to the extent such Claims result from (i) a violation or alleged violation by such Underlying Fund of any provision of this Agreement or (ii) a violation or alleged violation by such Underlying Fund of the terms and conditions of the GPS Order, such indemnification to include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims.

The GPS Funds agree to hold harmless and indemnify an Underlying Fund, including any of its directors or trustees, officers, employees and agents, against and from any Claims asserted against the Underlying Fund, including any of its directors or trustees, officers, employees and agents, to the extent such Claims result from (i) a violation or alleged violation by the GPS Fund of any provision of this Agreement or (ii) a violation or alleged violation by the GPS Fund of the terms and conditions of the GPS Order, such indemnification to include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims; provided that no GPS Fund shall be liable for indemnifying any Underlying Fund for any Claims resulting from violations that occur as a result of incomplete or inaccurate information provided by the Underlying Fund to such GPS Fund pursuant to terms and conditions of the GPS Order or this Agreement.

4.	Notices.

All notices, including all information that either party is required to provide under the terms of this Agreement and the terms and conditions of the GPS Order, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below.

If to the Underlying Fund:
[Name]
[Company]
[Address]
[City, State, ZIP]
Fax:
Email:

If to the GPS Funds:
Carrie E. Hansen
GPS Funds II
2300 Contra Costa Boulevard, Suite 600
Pleasant Hill, California 94523-3967
Tel:  (925) 521-2244
Fax:  (925) 521-1050
Email: carrie.hansen@genworth.com

5.	Termination; Governing Law.

a.
This Agreement will continue until terminated in writing by either party (i) upon sixty (60) days’ notice to the other party or (ii) immediately if the other party breaches any of its material obligations under this Agreement and such breach is not cured within fifteen (15) days following delivery of written notice of such breach.

b.	This Agreement will be governed by Delaware law without regard to choice of law principles.

c.
In any action involving the GPS Funds under this Agreement, each Underlying Fund agrees to look solely to the individual GPS Fund(s) that is/are involved in the matter in controversy and not to any other series of GPS Funds.

6.	Assignment.

The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, representatives, heirs and estate, as applicable.  This Agreement may not be assigned by either party without the prior written consent of the other.  Any purported assignment in violation of the immediately preceding sentence shall be void and of no effect.

7.	Amendment.

With the exception of the contact information listed in Section 4, which may be changed from time to time upon notice to the other party, the parties may amend this Agreement only by a written agreement signed by both parties.

8.	Counterparts.

This Agreement may be executed in two counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other party, it being understood that all parties need not sign the same counterpart.  Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by the party delivering it.

9.	Confidentiality.

The Underlying Funds (i) acknowledge that the list of the names of each Fund of Funds Affiliate and Underwriting Affiliate (as such terms are defined in the Order) provided to the Underlying Funds pursuant to subparagraph 1(c) of this Agreement is confidential and proprietary information of each GPS Fund and (ii) agree to treat such list in the same manner as the Underlying Funds treat their own confidential information.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

______________________ on behalf each of the Funds listed on Schedule A, severally and not jointly _________________________________ Name: Title:
GPS Funds II, on behalf of each of its series, severally and not jointly _________________________________ Name: Carrie E. Hansen Title: President

Schedule A

List of Funds – Underlying Funds

A- 1

Schedule B

GPS Order and Related Notice of Application
GPS Funds I, et al., Investment Company Act
Release No. 30067 (May 22, 2012)(Order)	B-2

GPS Funds I, et al., Investment Company Act
Release No. 30044 (April 24, 2012)(Notice)	B-4

In the matter of GPS Funds I et al., SEC File
No. 812-13986 (March 8, 2012)(Application)	B-20

UNITED STATES OF AMERICA
BEFORE THE
SECURITIES AND EXCHANGE COMMISSION

INVESTMENT COMPANY ACT OF 1940
Release No. 30067 / May 22, 2012

In the Matter of GPS FUNDS I GPS FUNDS II GENWORTH FINANCIAL WEALTH MANAGEMENT, INC. 2300 Contra Costa Boulevard Suite 600 Pleasant Hill, CA 94523-3967 (812-13986)	: : : : : : : : :

ORDER UNDER SECTION 12(d)(1)(J) OF THE INVESTMENT COMPANY ACT OF 1940 GRANTING AN EXEMPTION FROM SECTIONS 12(d)(1)(A) AND (B) OF THE ACT, UNDER SECTIONS 6(c) AND 17(b) OF THE ACT GRANTING AN EXEMPTION FROM SECTIONS 17(a)(1) and 17(a)(2) OF THE ACT, AND UNDER SECTION 6(c) OF THE ACT FOR AN EXEMPTION FROM RULE 12d1-2(a) UNDER THE ACT

GPS Funds I, GPS Funds II and Genworth Financial Wealth Management, Inc. filed an application on December 5, 2011, and an amendment to the application on March 9, 2012 requesting an order under section 12(d)(1)(J) of the Investment Company Act of 1940 (the “Act”) granting an exemption from sections 12(d)(1)(A) and (B) of the Act, under sections 6(c) and 17(b) of the Act granting an exemption from sections 17(a)(1) and 17(a)(2) of the Act, and under section 6(c) of the Act for an exemption from rule 12d1-2(a) under the Act. The order permits (a) certain registered open-end management investment companies that operate as “funds of funds” to acquire shares of certain registered open-end management investment companies and unit investment trusts that are within and outside the same group of investment companies as the acquiring investment companies, and (b) funds of funds relying on rule 12d1-2 under the Act to invest in certain financial instruments.

On April 24, 2012, a notice of the filing of the application was issued (Investment Company Act Release No. 30044). The notice gave interested persons an opportunity to request a hearing and stated that an order granting the application would be issued unless a hearing was ordered. No request for a hearing has been filed, and the Commission has not ordered a hearing.

The matter has been considered and it is found, on the basis of the information set forth in the application, as amended, that granting the requested exemption is appropriate in and consistent with the public interest and consistent with the protection of investors and the purposes fairly intended by the policy and provisions of the Act.

It is also found that the terms of the proposed transactions are reasonable and fair and do not involve overreaching, and the proposed transactions are consistent with the policies of each registered investment company concerned and with the general purposes of the Act.

Accordingly,

IT IS ORDERED, that the relief requested under section 12(d)(1)(J) of the Act from sections 12(d)(1)(A) and (B) of the Act, under sections 6(c) and 17(b) of the Act from sections 17(a)(1) and 17(a)(2) of the Act, and under section 6(c) of the Act for an exemption from rule 12d1-2(a) under the Act by GPS Funds I, GPS Funds II and Genworth Financial Wealth Management, Inc. (File No. 812-13986) is granted, effective immediately, subject to the conditions contained in the application, as amended.

For the Commission, by the Division of Investment Management, under delegated authority.

Kevin M. O’Neill
Deputy Secretary

SECURITIES AND EXCHANGE COMMISSION

[Investment Company Act Release No. 30044; File No. 812-13986]

GPS Funds I, et al.; Notice of Application

April 24, 2012

Agency: Securities and Exchange Commission (“Commission”).

Action: Notice of an application for an order under Section 12(d)(1)(J) of the Investment Company Act of 1940 (the “Act”) for an exemption from sections 12(d)(1)(A) and (B) of the Act, under sections 6(c) and 17(b) of the Act for an exemption from sections 17(a)(1) and (2) of the Act, and under section 6(c) of the Act for an exemption from rule 12d1-2(a) under the Act.

Summary of the Application: The requested order would (a) permit certain registered open-end management investment companies that operate as “funds of funds” to acquire shares of certain registered open-end management investment companies and unit investment trusts (“UITs”) that are within and outside the same group of investment companies as the acquiring investment companies, and (b) permit funds of funds relying on rule 12d1-2 under the Act to invest in certain financial instruments.

Applicants: GPS Funds I, GPS Funds II (each a “Trust” and together, the “Trusts”) and Genworth Financial Wealth Management, Inc. (“Adviser”).

Filing Dates: The application was filed on December 5, 2011, and amended on March 9, 2012.

Hearing or Notification of Hearing: An order granting the application will be issued unless the Commission orders a hearing. Interested persons may request a hearing by writing to the Commission’s Secretary and serving applicants with a copy of the request, personally or by mail. Hearing requests should be received by the Commission by 5:30 p.m. on May 21, 2012, and should be accompanied by proof of service on applicants, in the form of an affidavit or, for lawyers, a certificate of service. Hearing requests should state the nature of the writer’s interest, the reason for the request, and the issues contested. Persons who wish to be notified of a hearing may request notification by writing to the Commission’s Secretary.

Addresses: Elizabeth M. Murphy, Secretary, U.S. Securities and Exchange Commission, 100 F Street, NE, Washington, DC 20549-1090. Applicants: 2300 Contra Costa Boulevard, Suite 425, Pleasant Hill, CA 94523-3967.

For Further Information Contact: Laura L. Solomon, Senior Counsel, at (202) 551-6915 or Daniele Marchesani, Branch Chief, at (202) 551-6821 (Division of Investment Management, Office of Investment Company Regulation).

Supplementary Information: The following is a summary of the application. The complete application may be obtained via the Commission’s website by searching for the file number, or for an applicant using the Company name box, at http://www.sec.gov/search/search.htm, or by calling (202) 551-8090.

Applicants’ Representations

1.         Each Trust is an open-end management investment company registered under the Act and organized as a Delaware statutory trust. Each Trust is comprised of separate series that pursue distinct investment objectives and strategies.1 The Adviser, a California corporation and a wholly-owned subsidiary of Genworth Financial, Inc., is registered as an investment adviser under the Investment Advisers Act of 1940 (“Advisers Act”) and serves as investment adviser for each of the Funds.

1
Applicants request that the relief apply to each existing and future series of the Trusts and to each existing and future registered open-end management investment company or series thereof (each a “Fund” and collectively, “Funds”) that is advised by the Adviser or any entity controlling, controlled by or under common control with the Adviser and which is part of the same group of investment companies (as defined in section 12(d)(1)(G)(ii)) as the Trusts.

2.         Applicants request an order to permit (a) a Fund that operates as a “fund of funds” (each a “Fund of Funds”) to acquire shares of (i) registered open-end management investment companies that are not part of the same “group of investment companies,” within the meaning of Section 12(d)(1)(G)(ii) of the Act, as the Fund of Funds (“Unaffiliated Investment Companies”) and UITs that are not part of the same group of investment companies as the Fund of Funds (“Unaffiliated Trusts,” together with the Unaffiliated Investment Companies, “Unaffiliated Funds”)2 or (ii) registered open-end management companies or UITs that are part of the same group of investment companies as the Fund of Funds (collectively, “Affiliated Funds,” together with the Unaffiliated Funds, “Underlying Funds”) and (b) each Underlying Fund, any principal underwriter for the Underlying Fund, and any broker or dealer registered under the Securities Exchange Act of 1934 (“Broker”) to sell shares of the Underlying Fund to the Fund of Funds.3 Applicants also request an order under sections 6(c) and 17(b) of the Act to exempt applicants from section 17(a) to the extent necessary to permit Underlying Funds to sell their shares to Funds of Funds and redeem their shares from Funds of Funds.

3.         Applicants also request an exemption under section 6(c) from rule 12d1-2 under the Act to permit any existing or future Fund that relies on Section 12(d)(1)(G) of the Act (“Same Group Investing Fund”) and that otherwise complies with rule 12d1-2 to also invest, to the extent consistent with its investment objective, policies, strategies and limitations, in financial instruments that may not be securities within the meaning of section 2(a)(36) of the Act (“Other Investments”).

2
Certain of the Unaffiliated Funds may be registered under the Act as either UITs or open-end management investment companies and have received exemptive relief to permit their shares to be listed and traded on a national securities exchange at negotiated prices (“ETFs”).

3
All entities that currently intend to rely on the requested order are named as applicants. Any other entity that relies on the order in the future will comply with the terms and conditions of the application.

4.         Consistent with its fiduciary obligations under the Act, the board of trustees (“Board”) of each Same Group Investing Fund will review the advisory fees charged by the Same Group Investing Fund’s investment adviser to ensure that they are based on services provided that are in addition to, rather than duplicative of, services provided pursuant to the advisory agreement of any investment company in which the Same Group Investing Fund may invest.

Applicants’ Legal Analysis

Investments in Underlying Funds

A.           Section 12(d)(1)

1.         Section 12(d)(1)(A) of the Act, in relevant part, prohibits a registered investment company from acquiring shares of an investment company if the securities represent more than 3% of the total outstanding voting stock of the acquired company, more than 5% of the total assets of the acquiring company, or, together with the securities of any other investment companies, more than 10% of the total assets of the acquiring company. Section 12(d)(1)(B) of the Act prohibits a registered open-end investment company, its principal underwriter, and any Broker from selling the investment company’s shares to another investment company if the sale will cause the acquiring company to own more than 3% of the acquired company’s total outstanding voting stock, or if the sale will cause more than 10% of the acquired company’s total outstanding voting stock to be owned by investment companies generally.

2.         Section 12(d)(1)(J) of the Act provides that the Commission may exempt any person, security, or transaction, or any class or classes of persons, securities or transactions, from any provision of Section 12(d)(1) if the exemption is consistent with the public interest and the protection of investors. Applicants seek an exemption under Section 12(d)(1)(J) of the Act to permit a Fund of Funds to acquire shares of the Underlying Funds in excess of the limits in Section 12(d)(1)(A), and an Underlying Fund, any principal underwriter for an Underlying Fund, and any Broker to sell shares of an Underlying Fund to a Fund of Funds in excess of the limits in Section 12(d)(1)(B) of the Act.

3.         Applicants state that the terms and conditions of the proposed arrangement will not give rise to the policy concerns underlying sections 12(d)(1)(A) and (B), which include concerns about undue influence by a fund of funds over underlying funds, excessive layering of fees, and overly complex fund structures. Accordingly, applicants believe that the requested exemption is consistent with the public interest and the protection of investors.

4.         Applicants believe that the proposed arrangement will not result in the exercise of undue influence by a Fund of Funds or a Fund of Funds Affiliate over the Unaffiliated Funds.4   To limit the control that a Fund of Funds may have over an Unaffiliated Fund, applicants propose a condition prohibiting the Adviser, any person controlling, controlled by, or under common control with the Adviser, and any investment company or issuer that would be an investment company but for section 3(c)(1) or 3(c)(7) of the Act that is advised or sponsored by the Adviser or any person controlling, controlled by, or under common control with the Adviser (the “Advisory Group”) from controlling (individually or in the aggregate) an Unaffiliated Fund within the meaning of section 2(a)(9) of the Act. The same prohibition would apply to any other investment adviser within the meaning of section 2(a)(20)(B) of the Act to a Fund of Funds (“Subadviser”), any person controlling, controlled by or under common control with the Subadviser, and any investment company or issuer that would be an investment company but for section 3(c)(1) or 3(c)(7) of the Act (or portion of such investment company or issuer) advised or sponsored by the Subadviser or any person controlling, controlled by or under common control with the Subadviser (the “Subadvisory Group”). Applicants propose other conditions to limit the potential for undue influence over the Unaffiliated Funds, including that no Fund of Funds or Fund of Funds Affiliate (except to the extent it is acting in its capacity as an investment adviser to an Unaffiliated Investment Company or sponsor to an Unaffiliated Trust) will cause an Unaffiliated Fund to purchase a security in an offering of securities during the existence of any underwriting or selling syndicate of which a principal underwriter is an Underwriting Affiliate (“Affiliated Underwriting”). An “Underwriting Affiliate” is a principal underwriter in any underwriting or selling syndicate that is an officer, director, trustee, advisory board member, investment adviser, Subadviser, or employee of the Fund of Funds, or a person of which any such officer, director, trustee, member of an advisory board, investment adviser, Subadviser, or employee is an affiliated person. An Underwriting Affiliate does not include any person whose relationship to an Unaffiliated Fund is covered by section 10(f) of the Act.

4
A “Fund of Funds Affiliate” is the Adviser, any Subadviser (as defined below), promoter or principal underwriter of a Fund of Funds, as well as any person controlling, controlled by, or under common control with any of those entities. An “Unaffiliated Fund Affiliate” is an investment adviser, sponsor, promoter, or principal underwriter of an Unaffiliated Fund, as well as any person controlling, controlled by, or under common control with any of those entities.

5.         To further assure that an Unaffiliated Investment Company understands the implications of an investment by a Fund of Funds under the requested order, prior to a Fund of Funds’ investment in the shares of an Unaffiliated Investment Company in excess of the limit in Section 12(d)(1)(A)(i) of the Act, the Fund of Funds and the Unaffiliated Investment Company will execute an agreement stating, without limitation, that their Boards and their investment advisers understand the terms and conditions of the order and agree to fulfill their responsibilities under the order (“Participation Agreement”). Applicants note that an Unaffiliated Investment Company (other than an ETF whose shares are purchased by a Fund of Funds in the secondary market) will retain its right at all times to reject any investment by a Fund of Funds.5

5
An Unaffiliated Investment Company, including an ETF, would retain its right to reject any initial investment by a Fund of Funds in excess of the limit in section 12(d)(1)(A)(i) of the Act by declining to execute the Participation Agreement with the Fund of Funds.

6.         Applicants state that they do not believe that the proposed arrangement will involve excessive layering of fees. The Board of each Fund of Funds, including a majority of the trustees who are not “interested persons” (within the meaning of section 2(a)(19) of the Act) (“Independent Trustees”), will find that the advisory fees charged under investment advisory or management contract(s) are based on services provided that will be in addition to, rather than duplicative of, the services provided under such advisory contract(s) of any Underlying Fund in which the Fund of Funds may invest. In addition, the Adviser will waive fees otherwise payable to it by the Fund of Funds in an amount at least equal to any compensation (including fees received pursuant to any plan adopted by an Unaffiliated Investment Company under rule 12b-1 under the Act) received from an Unaffiliated Fund by the Adviser or an affiliated person of the Adviser, other than any advisory fees paid to the Adviser or its affiliated person by an Unaffiliated Investment Company, in connection with the investment by the Fund of Funds in the Unaffiliated Fund. Any sales charges and/or service fees charged with respect to shares of the Fund of Funds will not exceed the limits applicable to a fund of funds as set forth in Rule 2830 of the Conduct Rules of the NASD (“NASD Conduct Rule 2830”).6

7.         Applicants submit that the proposed arrangement will not create an overly complex fund structure. Applicants note that no Underlying Fund will acquire securities of any investment company or company relying on section 3(c)(1) or 3(c)(7) of the Act in excess of the limits contained in Section 12(d)(1)(A) of the Act, except in certain circumstances identified in condition 11 below.

6	Any references to NASD Conduct Rule 2830 include any successor or replacement FINRA rule to NASD Conduct Rule 2830.

B.           Section 17(a)

1.         Section 17(a) of the Act generally prohibits sales or purchases of securities between a registered investment company and any affiliated person of the company. Section 2(a)(3) of the Act defines an “affiliated person” of another person to include (a) any person directly or indirectly owning, controlling, or holding with power to vote, 5% or more of the outstanding voting securities of the other person; (b) any person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by the other person; and (c) any person directly or indirectly controlling, controlled by, or under common control with the other person.

2.         Applicants state that a Fund of Funds and the Affiliated Funds might be deemed to be under common control of the Adviser and therefore affiliated persons of one another. Applicants also state that a Fund of Funds and the Unaffiliated Funds might be deemed to be affiliated persons of one another if the Fund of Funds acquires 5% or more of an Unaffiliated Fund’s outstanding voting securities. In light of these and other possible affiliations, section 17(a) could prevent an Underlying Fund from selling shares to and redeeming shares from a Fund of Funds.

3.         Section 17(b) of the Act authorizes the Commission to grant an order permitting a transaction otherwise prohibited by section 17(a) if it finds that (a) the terms of the proposed transaction are fair and reasonable and do not involve overreaching on the part of any person concerned; (b) the proposed transaction is consistent with the policies of each registered investment company involved; and (c) the proposed transaction is consistent with the general purposes of the Act. Section 6(c) of the Act permits the Commission to exempt any persons or transactions from any provision of the Act if such exemption is necessary or appropriate in the public interest and consistent with the protection of investors and the purposes fairly intended by the policy and provisions of the Act.

4.         Applicants submit that the proposed transactions satisfy the standards for relief under sections 17(b) and 6(c) of the Act.7   Applicants state that the terms of the transactions are reasonable and fair and do not involve overreaching. Applicants state that the terms upon which an Underlying Fund will sell its shares to or purchase its shares from a Fund of Funds will be based on the net asset value of the Underlying Fund.8   Applicants state that the proposed transactions will be consistent with the policies of each Fund of Funds and each Underlying Fund and with the general purposes of the Act.

Other Investments by Same Group Investing Funds

1.         Section 12(d)(1)(G) of the Act provides that Section 12(d)(1) will not apply to securities of an acquired company purchased by an acquiring company if: (i) the acquiring company and acquired company are part of the same group of investment companies; (ii) the acquiring company holds only securities of acquired companies that are part of the same group of investment companies, government securities, and short-term paper; (iii) the aggregate sales loads and distribution-related fees of the acquiring company and the acquired company are not excessive under rules adopted pursuant to section 22(b) or section 22(c) of the Act by a securities association registered under section 15A of the Exchange Act of 1934 (“Exchange Act”) or by the Commission; and (iv) the acquired company has a policy that prohibits it from acquiring securities of registered open-end management investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or (G) of the Act.

7
Applicants acknowledge that receipt of any compensation by (a) an affiliated person of a Fund of Funds, or an affiliated person of such person, for the purchase by a Fund of Funds of shares of an Underlying Fund or (b) an affiliated person of an Underlying Fund, or an affiliated person of such person, for the sale by the Underlying Fund of its shares to a Fund of Funds may be prohibited by section 17(e)(1) of the Act. The Participation Agreement also will include this acknowledgement.

8
Applicants note that a Fund of Funds generally would purchase and sell shares of an Unaffiliated Fund that operates as an ETF through secondary market transactions rather than through principal transactions with the Unaffiliated Fund. To the extent that a Fund of Funds purchases or redeems shares from an ETF that is an affiliated person of the Fund of Funds in exchange for a basket of specified securities as described in the application for the exemptive order upon which the ETF relies, applicants also request relief from section 17(a) of the Act for those in-kind transactions. Applicants are not seeking relief from section 17(a) for, and the requested relief will not apply to, transactions where an ETF could be deemed an affiliated person, or an affiliated person of an affiliated person of a Fund of Funds, because an investment adviser to the ETF is also an investment adviser to the Fund of Funds.

2.         Rule 12d1-2 under the Act permits a registered open-end investment company or a registered unit investment trust that relies on Section 12(d)(1)(G) of the Act to acquire, in addition to securities issued by another registered investment company in the same group of investment companies, government securities, and short-term paper: (1) securities issued by an investment company that is not in the same group of investment companies, when the acquisition is in reliance on Section 12(d)(1)(A) or 12(d)(1)(F) of the Act; (2) securities (other than securities issued by an investment company); and (3) securities issued by a money market fund, when the investment is in reliance on rule 12d1-1 under the Act. For the purposes of rule 12d1-2, “securities” means any security as defined in section 2(a)(36) of the Act.

3.         Applicants state that the proposed arrangement would comply with the provisions of rule 12d1-2 under the Act, but for the fact that a Same Group Investing Fund may invest a portion of its assets in Other Investments. Applicants request an order under section 6(c) of the Act for an exemption from rule 12d1-2(a) to allow the Same Group Investing Funds to invest in Other Investments. Applicants assert that permitting Same Group Investing Funds to invest in Other Investments as described in the application would not raise any of the concerns that the requirements of Section 12(d)(1) were designed to address.

Applicants’ Conditions

Investments by Funds of Funds in Underlying Funds

Applicants agree that the relief to permit Funds of Funds to invest in Underlying Funds shall be subject to the following conditions:

1.         The members of an Advisory Group will not control (individually or in the aggregate) an Unaffiliated Fund within the meaning of section 2(a)(9) of the Act. The members of a Subadvisory Group will not control (individually or in the aggregate) an Unaffiliated Fund within the meaning of section 2(a)(9) of the Act. If, as a result of a decrease in the outstanding voting securities of an Unaffiliated Fund, the Advisory Group or a Subadvisory Group, each in the aggregate, becomes a holder of more than 25 percent of the outstanding voting securities of the Unaffiliated Fund, then the Advisory Group or the Subadvisory Group will vote its shares of the Unaffiliated Fund in the same proportion as the vote of all other holders of the Unaffiliated Fund’s shares. This condition will not apply to a Subadvisory Group with respect to an Unaffiliated Fund for which the Subadviser or a person controlling, controlled by, or under common control with the Subadviser acts as the investment adviser within the meaning of section 2(a)(20)(A) of the Act (in the case of an Unaffiliated Investment Company) or as the sponsor (in the case of an Unaffiliated Trust).

2.         No Fund of Funds or Fund of Funds Affiliate will cause any existing or potential investment by the Fund of Funds in shares of an Unaffiliated Fund to influence the terms of any services or transactions between the Fund of Funds or a Fund of Funds Affiliate and the Unaffiliated Fund or an Unaffiliated Fund Affiliate.

3.         The Board of each Fund of Funds, including a majority of the Independent Trustees, will adopt procedures reasonably designed to assure that its Adviser and any Subadviser(s) to the Fund of Funds are conducting the investment program of the Fund of Funds without taking into account any consideration received by the Fund of Funds or Fund of Funds Affiliate from an Unaffiliated Fund or an Unaffiliated Fund Affiliate in connection with any services or transactions.

4.         Once an investment by a Fund of Funds in the securities of an Unaffiliated Investment Company exceeds the limit of Section 12(d)(1)(A)(i) of the Act, the Board of the Unaffiliated Investment Company, including a majority of the Independent Trustees, will determine that any consideration paid by the Unaffiliated Investment Company to a Fund of Funds or a Fund of Funds Affiliate in connection with any services or transactions: (a) is fair and reasonable in relation to the nature and quality of the services and benefits received by the Unaffiliated Investment Company; (b) is within the range of consideration that the Unaffiliated Investment Company would be required to pay to another unaffiliated entity in connection with the same services or transactions; and (c) does not involve overreaching on the part of any person concerned. This condition does not apply with respect to any services or transactions between an Unaffiliated Investment Company and its investment adviser(s) or any person controlling, controlled by, or under common control with such investment adviser(s).

5.         No Fund of Funds or Fund of Funds Affiliate (except to the extent it is acting in its capacity as an investment adviser to an Unaffiliated Investment Company or sponsor to an Unaffiliated Trust) will cause an Unaffiliated Fund to purchase a security in any Affiliated Underwriting.

6.         The Board of an Unaffiliated Investment Company, including a majority of the Independent Trustees, will adopt procedures reasonably designed to monitor any purchases of securities by the Unaffiliated Investment Company in an Affiliated Underwriting once an investment by a Fund of Funds in the securities of the Unaffiliated Investment Company exceeds the limit of Section 12(d)(1)(A)(i) of the Act, including any purchases made directly from an Underwriting Affiliate. The Board of the Unaffiliated Investment Company will review these purchases periodically, but no less frequently than annually, to determine whether the purchases were influenced by the investment by the Fund of Funds in the Unaffiliated Investment Company. The Board of the Unaffiliated Investment Company will consider, among other things, (a) whether the purchases were consistent with the investment objectives and policies of the Unaffiliated Investment Company; (b) how the performance of securities purchased in an Affiliated Underwriting compares to the performance of comparable securities purchased during a comparable period of time in underwritings other than Affiliated Underwritings or to a benchmark such as a comparable market index; and (c) whether the amount of securities purchased by the Unaffiliated Investment Company in Affiliated Underwritings and the amount purchased directly from an Underwriting Affiliate have changed significantly from prior years. The Board of the Unaffiliated Investment Company will take any appropriate actions based on its review, including, if appropriate, the institution of procedures designed to assure that purchases of securities in Affiliated Underwritings are in the best interests of shareholders.

7.         Each Unaffiliated Investment Company shall maintain and preserve permanently in an easily accessible place a written copy of the procedures described in the preceding condition, and any modifications to such procedures, and shall maintain and preserve for a period not less than six years from the end of the fiscal year in which any purchase in an Affiliated Underwriting occurred, the first two years in an easily accessible place, a written record of each purchase of securities in an Affiliated Underwriting once an investment by a Fund of Funds in the securities of an Unaffiliated Investment Company exceeds the limit of Section 12(d)(1)(A)(i) of the Act, setting forth the: (a) party from whom the securities were acquired, (b) identity of the underwriting syndicate’s members, (c) terms of the purchase, and (d) information or materials upon which the determinations of the Board of the Unaffiliated Investment Company were made.

8.         Prior to its investment in shares of an Unaffiliated Investment Company in excess of the limit in Section 12(d)(1)(A)(i) of the Act, the Fund of Funds and the Unaffiliated Investment Company will execute a Participation Agreement stating, without limitation, that their Boards and their investment advisers understand the terms and conditions of the order and agree to fulfill their responsibilities under the order. At the time of its investment in shares of an Unaffiliated Investment Company in excess of the limit in Section 12(d)(1)(A)(i), a Fund of Funds will notify the Unaffiliated Investment Company of the investment. At such time, the Fund of Funds will also transmit to the Unaffiliated Investment Company a list of the names of each Fund of Funds Affiliate and Underwriting Affiliate. The Fund of Funds will notify the Unaffiliated Investment Company of any changes to the list of the names as soon as reasonably practicable after a change occurs. The Unaffiliated Investment Company and the Fund of Funds will maintain and preserve a copy of the order, the Participation Agreement, and the list with any updated information for the duration of the investment and for a period of not less than six years thereafter, the first two years in an easily accessible place.

9.         Before approving any advisory contract under section 15 of the Act, the Board of each Fund of Funds, including a majority of the Independent Trustees, shall find that the advisory fees charged under such advisory contract are based on services provided that are in addition to, rather than duplicative of, services provided under the advisory contract(s) of any Underlying Fund in which the Fund of Funds may invest. Such finding and the basis upon which the finding was made will be recorded fully in the minute books of the appropriate Fund of Funds.

10.       The Adviser will waive fees otherwise payable to it by a Fund of Funds in an amount at least equal to any compensation (including fees received pursuant to any plan adopted by an Unaffiliated Investment Company under rule 12b-1 under the Act) received from an Unaffiliated Fund by the Adviser, or an affiliated person of the Adviser, other than any advisory fees paid to the Adviser or its affiliated person by an Unaffiliated Investment Company, in connection with the investment by the Fund of Funds in the Unaffiliated Fund. Any Subadviser will waive fees otherwise payable to the Subadviser, directly or indirectly, by the Fund of Funds in an amount at least equal to any compensation received by the Subadviser, or an affiliated person of the Subadviser, from an Unaffiliated Fund, other than any advisory fees paid to the Subadviser or its affiliated person by an Unaffiliated Investment Company, in connection with the investment by the Fund of Funds in the Unaffiliated Fund made at the direction of the Subadviser. In the event that the Subadviser waives fees, the benefit of the waiver will be passed through to the Fund of Funds.

11.       No Underlying Fund will acquire securities of any other investment company or company relying on section 3(c)(1) or 3(c)(7) of the Act in excess of the limits contained in Section 12(d)(1)(A) of the Act, except to the extent that such Underlying Fund: (a) receives securities of another investment company as a dividend or as a result of a plan of reorganization of a company (other than a plan devised for the purpose of evading Section 12(d)(1) of the Act); or (b) acquires (or is deemed to have acquired) securities of another investment company pursuant to exemptive relief from the Commission permitting such Underlying Fund to (i) acquire securities of one or more investment companies for short-term cash management purposes, or (ii) engage in interfund borrowing and lending transactions.

12.       Any sales charges and/or service fees charged with respect to shares of a Fund of Funds will not exceed the limits applicable to fund of funds set forth in NASD Conduct Rule 2830. Other Investments by Same Group Investing Funds

Applicants agree that the relief to permit Same Group Investing Funds to invest in Other Investments shall be subject to the following condition:

13.   Applicants will comply with all provisions of rule 12d1-2 under the Act, except for paragraph (a)(2) to the extent that it restricts any Same Group Investing Fund from investing in Other Investments as described in the application.

For the Commission, by the Division of Investment Management, pursuant to delegated authority.

Kevin M. O’Neill
Deputy Secretary

UNITED STATES OF AMERICA
BEFORE THE
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

File No. 812-13986

AMENDED AND RESTATED APPLICATION FOR AN ORDER PURSUANT TO SECTION 12(d)(1)(J) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “ACT”), FOR AN EXEMPTION FROM SECTIONS 12(d)(1)(A) AND (B) OF THE ACT, PURSUANT TO SECTION 6(c) OF THE ACT FOR AN EXEMPTION FROM RULE 12d1-2(a) UNDER THE ACT AND PURSUANT TO SECTIONS 6(c) AND 17(b) OF THE ACT FOR AN EXEMPTION FROM SECTIONS 17(a)(1) AND (2) OF THE ACT

In the Matter of GPS Funds I, GPS Funds II and
Genworth Financial Wealth Management, Inc.
2300 Contra Costa Boulevard, Suite 600
Pleasant Hill, CA 94523-3967

Please send all communications, notices and orders to:

Carrie E. Hansen
Genworth Financial Wealth Management, Inc.
   2300 Contra Costa Boulevard, Suite 425
   Pleasant Hill, CA 94523-3967

Copies to:

Michael P. O’Hare, Esq.
Fabio Battaglia, III, Esq.
Stradley, Ronon, Stevens & Young, LLP
2005 Market Street, Suite 2600
Philadelphia, PA 19103-7098

As filed with the Securities and Exchange Commission

On March 9, 2012

I.	INTRODUCTION

GPS Funds I, GPS Funds II (each a “Trust” and together, the “Trusts”) and Genworth Financial Wealth Management, Inc. (the “Adviser”) (collectively referred to as the “Applicants”) submit this amended and restated application (the “Application”) with the Securities and Exchange Commission (the “Commission”) to request an order under Section 12(d)(1)(J) of the Act exempting certain transactions involving the Applicants from Sections 12(d)(1)(A) and 12(d)(1)(B) of the Act, under Section 6(c) of the Act for an exemption from Rule 12d1-2(a) under the Act, and under Sections 6(c) and 17(b) of the Act exempting certain transactions involving the Applicants from Sections 17(a)(1) and 17(a)(2) of the Act.

Applicants request that the order sought herein apply also to each existing and each future series of the Trusts, and to each existing and each future registered open-end management investment company or series thereof (each a “Fund” and collectively, “Funds”) which is advised by the Adviser or any entity controlling, controlled by or under common control with the Adviser and which is part of the same “group of investment companies” (as defined in Section 12(d)(1)(G)(ii) of the Act) as the Trusts.1

II.	THE APPLICANTS

A.	GPS Funds I and GPS Funds II

       Each Trust, organized as a Delaware statutory trust, is registered under the Act as an open-end management investment company.  GPS Funds I currently offers shares of 7 series, and GPS Funds II currently offers shares of 6 series, which each pursue different investment objectives and principal investment strategies.

B.	Genworth Financial Wealth Management, Inc.

The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. The Adviser is a California corporation and is a wholly-owned subsidiary of Genworth Financial, Inc. and serves as investment adviser for each Fund.  The Adviser manages certain Funds by selecting one or more investment managers to serve as subadvisers with respect to the day-to-day management of a Fund’s portfolio.2

1
All entities that currently intend to rely on the requested order are named as Applicants.  Any other entity that relies on the order in the future will comply with the terms and conditions of the Application.

2
The Adviser (formerly, AssetMark Investment Services, Inc.) has received an exemptive order from the Commission that allows the Adviser to operate the Funds pursuant to a “manager of managers” structure.  See AssetMark Funds and AssetMark Investment Services, Inc., Investment Company Act Release No. 25517 (April 9, 2002)(Notice); AssetMark Funds and AssetMark Investment Services, Inc., Investment Company Act Release No. 25569 (May 6, 2002)(Order).

III.           REQUESTED RELIEF

A.        Investments in Underlying Funds by Funds of Funds

Applicants seek an order under Section 12(d)(1)(J) of the Act, exempting them from the limitations set forth in Sections 12(d)(1)(A) and (B) of the Act to permit: (a) a Fund that operates as a “fund of funds” (each, a “Fund of Funds”) to acquire shares of (i) registered open-end management investment companies that are not part of the same “group of investment companies,” within the meaning of Section 12(d)(1)(G)(ii) of the Act, as the Fund of Funds (the “Unaffiliated Investment Companies”) and unit investment trusts (“UITs”) that are not part of the same “group of investment companies” as the Fund of Funds (“Unaffiliated Trusts” and together with the Unaffiliated Investment Companies, “Unaffiliated Funds”)3 or (ii) registered open-end management companies or UITs that are part of the same “group of investment companies” as the Fund of Funds (collectively, “Affiliated Funds,” and together with the Unaffiliated Funds, “Underlying Funds”) and (b) each Underlying Fund, any principal underwriter for the Underlying Fund, and any broker or dealer registered under the Securities Exchange Act of 1934 (“Broker”) to sell shares of the Underlying Fund to the Fund of Funds in amounts in excess of limits set forth in Section 12(d)(1)(B). Applicants also request that the Commission issue an order under Sections 6(c) and 17(b) to exempt applicants from Section 17(a) to the extent necessary to permit Underlying Funds to sell their shares to Funds of Funds and redeem their shares from Funds of Funds.

B.        Other Investments by Same Group Investing Funds

Applicants are also requesting an exemption pursuant to Section 6(c) from Rule 12d1-2 under the Act to permit any existing or future Fund that relies on Section 12(d)(1)(G) of the Act (“Same Group Investing Fund”) and that otherwise complies with Rule 12d1-2 under the Act, to also invest, to the extent consistent with its investment objective, policies, strategies and limitations, in financial instruments that may not be securities within the meaning of Section 2(a)(36) of the Act (“Other Investments”).

Consistent with its fiduciary obligations under the Act, the board of trustees (“Board”) of each Same Group Investing Funds will review the advisory fees charged by the Same Group Investing Funds’ investment adviser to ensure that they are based on services provided that are in addition to, rather than duplicative of, services provided pursuant to the advisory agreement of any investment company in which the Same Group Investing Funds may invest.

IV.           LEGAL ANALYSIS

A.        Section 12(d)(1)

Section 12(d)(1)(A) of the Act prohibits a registered investment company from acquiring shares of an investment company if the securities represent more than 3% of the total outstanding voting stock of the acquired company, more than 5% of the total assets of the acquiring company, or, together with the securities of any other investment companies, more than 10% of the total assets of the acquiring company. Section 12(d)(1)(B) of the Act prohibits a registered open-end investment company, its principal underwriter and any broker or dealer from knowingly selling the shares of the investment company to another investment company if the sale will cause the acquiring company to own more than 3% of the acquired company’s total outstanding voting stock, or if the sale will cause more than 10% of the acquired company’s total outstanding voting stock to be owned by investment companies generally. Subject to certain conditions, Section 12(d)(1)(G) provides that the limits under Section 12(d)(1) will not apply to Same Group Investing Funds.

3
Certain of the Unaffiliated Funds may be registered under the Act as either UITs or open-end management investment companies and have received exemptive relief to permit their shares to be listed and traded on a national securities exchange at negotiated prices (“ETFs”).

Section 12(d)(1)(G) of the Act provides that Section 12(d)(1) will not apply to securities of an acquired company purchased by an acquiring company if: (i) the acquiring company and acquired company are part of the same “group of investment companies”; (ii) the acquiring company holds only securities of acquired companies that are part of the same “group of investment companies,” government securities, and short-term paper; (iii) the aggregate sales loads and distribution-related fees of the acquiring company and the acquired company are not excessive under rules adopted pursuant to Section 22(b) or Section 22(c) of the Act by a securities association registered under Section 15A of the Securities Exchange Act of 1934 or by the Commission; and (iv) the acquired company has a policy that prohibits it from acquiring securities of registered open-end management investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or (G) of the Act.

Section 12(d)(1)(J) of the Act provides that the Commission may exempt any person, security, or transaction, or any class or classes of persons, securities or transactions, from any provision of Section 12(d)(1) if the exemption is consistent with the public interest and the protection of investors. The legislative history of Section 12(d)(1)(J) indicates that when granting relief under Section 12(d)(1)(J), the Commission should consider, among other things, the extent to which a proposed arrangement is subject to conditions that are designed to address conflicts of interest and overreaching by a participant in the arrangement, so that the abuses that gave rise to the initial adoption of the Act’s restrictions against investment companies investing in other investment companies are not repeated.4

In 2006, the Commission adopted Rule 12d1-2 under the Act.5 That rule permits a registered open-end investment company or a registered unit investment trust relying on Section 12(d)(1)(G) of the Act to acquire:

(1)
securities issued by an investment company, other than securities issued by another registered investment company that is in the same group of investment companies, when the acquisition is in reliance on Section 12(d)(1)(A) or 12 (d)(1)(F) of the Act;

4	H.R. Rep. No. 622, 104th Cong., 2d Sess., at 43-44.

5	See Fund of Fund Investments, Investment Company Act Rel. No. 27399 (June 20, 2006) (the “Adopting Release”).

(2)	securities (other than securities issued by an investment company); and

(3)	securities issued by a money market fund, when the acquisition is in reliance on Rule 12d1-1(d)(2).

For the purposes of Rule 12d1-2, the term “securities” means any security as that term is defined in Section 2(a)(36) of the Act. The Commission noted in the Adopting Release that permitting an affiliated fund of funds to invest, consistent with the fund’s investment policies, directly in stocks, bonds, and other types of securities “would allow an acquiring fund greater flexibility in meeting investment objectives that may not be met as well by investments in other funds in the same fund group, while not presenting any additional concerns that Section 12(d)(1)(G) was intended to address.”6

B.        Sections 17(a), 17(b) and 6(c)

Section 17(a) of the Act generally prohibits sales or purchases of securities between a registered investment company and any affiliated persons of the company. Section 2(a)(3) of the Act defines an “affiliated person” of another person to include (a) any person directly or indirectly owning, controlling, or holding with power to vote, 5% or more of the outstanding voting securities of the other person; (b) any person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by the other person; and (c) any person directly or indirectly controlling, controlled by, or under common control with the other person.

Section 17(b) of the Act authorizes the Commission to grant an order permitting a transaction otherwise prohibited by Section 17(a) if it finds that (a) the terms of the proposed transaction are fair and reasonable and do not involve overreaching on the part of any person concerned; (b) the proposed transaction is consistent with the policies of each registered investment company involved; and (c) the proposed transaction is consistent with the general purposes of the Act.

Section 6(c) of the Act permits the Commission to exempt any person or transactions from any provision of the Act if such exemption is necessary or appropriate in the public interest and consistent with the protection of investors and the purposes fairly intended by the policy and provisions of the Act. Because multiple transactions could occur between a Fund of Funds and an Unaffiliated Fund, and because the Commission may interpret its authority under Section 17(b) as extending only to a single transaction and not a series of transactions, Applicants are also seeking relief pursuant to Section 6(c).

C.        Investments by Funds of Funds in Unaffiliated Funds

           1.           Section 12(d)(1)(J).  The proposed arrangement will not give rise to the policy concerns, each discussed specifically below, which underlie Sections 12(d)(1)(A) and (B).7  Applicants agree to conditions that adequately address these concerns. Accordingly, the Applicants believe that the requested exemption is consistent with the public interest and the protection of investors.

6	See Adopting Release at 17-18.

7	See Report of the Securities and Exchange Commission on the Public Policy Implications of Investment Company Growth, H.R. Rep. No. 2337, 892 Cong., 2d Sess., 311-324 (1966) (the “PPI Report”).

                a.           No Undue Influence.  Pyramiding of control is one of the potential abuses of fund holding company structures discussed in the PPI Report. The PPI Report also expressed concern over the potential concentration of voting control in a fund holding company with respect to its underlying funds. The PPI Report also expressed concern that sizeable share percentage ownership by one fund in another presents management of underlying funds with an omnipresent threat of lost advisory fees when large redemptions may occur. Applicants submit that the proposed arrangement will not result in the exercise of undue influence by a Fund of Funds or its affiliated persons over the Unaffiliated Funds.

Condition 1 contains measures designed to limit the control that a Fund of Funds may have over an Unaffiliated Fund. Condition 1 prohibits the Adviser, any person controlling, controlled by, or under common control with the Adviser, and any investment company or issuer that would be an investment company but for Section 3(c)(1) or 3(c)(7) of the Act that is advised or sponsored by the Adviser or any person controlling, controlled by, or under common control with the Adviser (the “Advisory Group”) from controlling (individually or in the aggregate) an Unaffiliated Fund within the meaning of Section 2(a)(9) of the Act. The same prohibition would apply to any other investment adviser within the meaning of Section 2(a)(20)(B) of the Act to a Fund of Funds (“Subadviser”), any person controlling, controlled by, or under common control with the Subadviser, and any investment company or issuer that would be an investment company but for Section 3(c)(1) or 3(c)(7) of the Act (or portion of such investment company or issuer) advised or sponsored by the Subadviser or any person controlling, controlled by, or under common control with the Subadviser (the “Subadvisory Group”).

Applicants further state that condition 2 precludes a Fund of Funds or the Adviser, any Subadviser, promoter or principal underwriter of a Fund of Funds, as well as any person controlling, controlled by or under common control with any of those entities (each, a “Fund of Funds Affiliate”) from taking advantage of an Unaffiliated Fund, with respect to transactions between the Fund of Funds or a Fund of Funds Affiliate and the Unaffiliated Fund or its investment adviser(s), sponsor, promoter, and principal underwriter and any person controlling, controlled by or under common control with any of those entities (each, an “Unaffiliated Fund Affiliate”). No Fund of Funds or Fund of Funds Affiliate (except to the extent it is acting in its capacity as an investment adviser to an Unaffiliated Investment Company or sponsor to an Unaffiliated Trust) will cause an Unaffiliated Fund to purchase a security in an offering of securities during the existence of any underwriting or selling syndicate of which a principal underwriter is an officer, director, trustee, advisory board member, investment adviser, Subadviser, or employee of the Fund of Funds, or a person of which any such officer, director, trustee, investment adviser, Subadviser, member of an advisory board, or employee is an affiliated person (each, an “Underwriting Affiliate,” except any person whose relationship to the Unaffiliated Fund is covered by Section 10(f) of the Act is not an Underwriting Affiliate). An offering of securities during the existence of any underwriting or selling syndicate of which a principal underwriter is an Underwriting Affiliate is an “Affiliated Underwriting.”

To further assure that an Unaffiliated Investment Company understands the implications of an investment by a Fund of Funds under the requested order, prior to a Fund of Funds’ investment in the shares of an Unaffiliated Investment Company in excess of the limit in Section 12(d)(1)(A)(i) of the Act, the Fund of Funds and the Unaffiliated Investment Company will execute an agreement stating, without limitation, that their Boards and their investment advisers understand the terms and conditions of the order and agree to fulfill their responsibilities under the order (“Participation Agreement”). Applicants note that an Unaffiliated Investment Company (other than an ETF whose shares are purchased by a Fund of Funds in the secondary market) will retain its right at all times to reject any investment by a Fund of Funds.8

                b.           No Excessive Layering of Fees.  Applicants do not believe that the proposed arrangement will involve excessive layering of fees. To assure that the investment advisory or management fees are not duplicative, Applicants state that, in connection with the approval of any investment advisory or management contract under Section 15 of the Act, the Board of the Fund of Funds, including a majority of the trustees who are not “interested persons,” as defined in Section 2(a)(19) of the Act (“Independent Trustees”), will find that the advisory fees charged under such advisory contract are based on services provided that are in addition to, rather than duplicative of, services provided pursuant to any Underlying Fund’s advisory contract(s). Such finding, and the basis upon which the finding was made, will be recorded fully in the minute books of the Fund of Funds. Applicants further state that the Adviser will waive fees otherwise payable to it by a Fund of Funds in an amount at least equal to any compensation (including fees received pursuant to any plan adopted by an Unaffiliated Investment Company pursuant to rule 12b-1 under the Act) received from an Unaffiliated Fund by the Adviser, or an affiliated person of the Adviser, in connection with the investment by the Fund of Funds in the Unaffiliated Fund, subject to certain exceptions noted in Condition 10.

Any sales charges and/or service fees charged with respect to shares of a Fund of Funds will not exceed the limits applicable to a fund of funds set forth in Rule 2830 of the Conduct Rules of the NASD (“NASD Conduct Rule 2830”).9

                c.           Structure is Not Overly Complex.  Applicants state that the proposed arrangement will not create an overly complex fund structure because no Underlying Fund will acquire securities of any other investment company or company relying on Section 3(c)(1) or 3(c)(7) of the Act in excess of the limits contained in Section 12(d)(1) (A) of the Act, except to the extent that such Underlying Fund: (a) receives securities of another investment company as a dividend or as a result of a plan of reorganization of a company (other than a plan devised for the purpose of evading Section 12(d)(1) of the Act); or (b) acquires (or is deemed to have acquired) securities of another investment company pursuant to exemptive relief from the Commission permitting such Underlying Fund to: (i) acquire securities of one or more investment companies for short-term cash management purposes, or (ii) engage in interfund borrowing and lending transactions.

8
An Unaffiliated Investment Company, including an ETF, would retain its right to reject any initial investment by a Fund of Funds in excess of the limit in Section 12(d)(1)(A)(i) of the Act by declining to execute the Participation Agreement with the Fund of Funds.

9	Any references to NASD Conduct Rule 2830 include any successor or replacement FINRA rule to NASD Conduct Rule 2830.

           2.           Section 17(a).  Section 17(a) of the Act generally prohibits sales or purchases of securities between a registered investment company and any affiliated persons of the company. Section 2(a)(3) of the Act defines an “affiliated person” of another person to include (a) any person directly or indirectly owning, controlling, or holding with power to vote, 5% or more of the outstanding voting securities of the other person; (b) any person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by the other person; and (c) any person directly or indirectly controlling, controlled by, or under common control with the other person.

Applicants state that the Funds of Funds and the Affiliated Funds might be deemed to be under common control of the Adviser and therefore affiliated persons of one another. Applicants also state that the Funds of Funds and the Unaffiliated Funds might be deemed to be affiliated persons of one another if a Fund of Funds acquires 5% or more of an Unaffiliated Fund’s outstanding voting securities. In light of these and other possible affiliations, Section 17(a) could prevent an Underlying Fund from selling shares to and redeeming shares from a Fund of Funds.

Section 17(b) of the Act authorizes the Commission to grant an order permitting a transaction otherwise prohibited by Section 17(a) if it finds that (a) the terms of the proposed transaction are fair and reasonable and do not involve overreaching on the part of any person concerned; (b) the proposed transaction is consistent with the policies of each registered investment company involved; and (c) the proposed transaction is consistent with the general purposes of the Act. Section 6(c) of the Act permits the Commission to exempt any persons or transactions from any provision of the Act if such exemption is necessary or appropriate in the public interest and consistent with the protection of investors and the purposes fairly intended by the policy and provisions of the Act.

Applicants believe that the proposed transactions satisfy the requirements for relief under Sections 17(b) and 6(c) of the Act as the terms are fair and reasonable and do not involve overreaching.10

Applicants state that the terms upon which an Underlying Fund will sell its shares to or purchase its shares from a Fund of Funds will be based on the net asset value of each Underlying Fund.10 Applicants also state that the proposed transactions will be consistent with the policies of each Fund of Funds and Underlying Fund, and with the general purposes of the Act.

10
Applicants acknowledge that receipt of any compensation by (a) an affiliated person of a Fund of Funds, or an affiliated person of such person, for the purchase by the Fund of Funds of shares of an Underlying Fund or (b) an affiliated person of a Underlying Fund, or an affiliated person of such person, for the sale by the Underlying Fund of its shares to a Fund of Funds may be prohibited by Section 17(e)(1) of the Act. The Participation Agreement also will include this acknowledgement.

11
Applicants note that a Fund of Funds generally would purchase and sell shares of an Unaffiliated Fund that operates as an ETF through secondary market transactions rather than through principal transactions with the Unaffiliated Fund. To the extent that a Fund of Funds purchases or redeems shares from an ETF that is an affiliated person of the Fund of Funds in exchange for a basket of specified securities as described in the application for the exemptive order upon which the ETF relies, Applicants also request relief from Section 17(a) for those in-kind transactions.  Applicants are not seeking relief from Section 17(a) for, and the requested relief will not apply to, transactions where an ETF could be deemed an affiliated person, or an affiliated person of an affiliated person, of a Fund of Funds because an investment adviser to the ETF is also an investment adviser to the Fund of Funds.

D.           Other Investments by Same Group Investing Funds

Applicants believe that permitting Same Group Investing Funds to invest in Other Investments would not raise any of the concerns that Section 12(d)(1) of the Act as originally adopted and as amended in 1970 was intended to address, as described earlier in this Application. Section 12(d)(1)(G) reflects a determination by Congress that certain fund of funds arrangements do not raise the concerns underlying the prohibitions in Sections 12(d)(1)(A) and (B). Section 12(d)(1)(G) addresses these concerns by requiring that the acquiring fund and the acquired fund be part of the same “group of investment companies,” limiting charges and fees of the acquiring company and acquired company and requiring that the acquired fund not act as a fund of funds itself. The approval of Rule 12d1-2 demonstrates a determination by the Commission that fund of funds investments in stocks, bonds and other types of securities that are not issued by registered investment companies do not raise any of the concerns that Section 12(d)(1) was intended to address.

Likewise, permitting Other Investments by Same Group Investing Funds in furtherance of their investment objectives, policies, strategies and limitations as requested herein will not raise any of the concerns underlying the prohibitions in Sections 12 (d)(1)(A) and (B). Instead, this additional flexibility will provide the Same Group Investing Funds a broader array of investment options through which to pursue their investment objectives.

Applicants request an order under Section 6(c) of the Act for an exemption from Rule 12d1-2(a) to allow the Same Group Investing Funds to invest in Other Investments. Applicants state that the proposed arrangement would comply with the provisions of Rule 12d1-2 under the Act, but for the fact that the Same Group Investing Funds may invest a portion of their assets in Other Investments. Applicants submit that the requested exemption offers significant benefits, as detailed above, and is appropriate in the public interest and consistent with the protection of investors and the purposes of the Act, and therefore meets the standards for relief set out in Section 6(c) of the Act. As indicated below, the Commission has already granted to a number of other applicants relief similar to that requested in this Application.

V.           PRECEDENTS IN SUPPORT OF THE REQUEST FOR EXEMPTION

The Commission has granted exemptive orders to other mutual fund complexes who sought relief for fund of funds arrangements with affiliated and unaffiliated investment companies, and whose requests for relief included conditions substantially similar to those included in this Application.  Reference is made to Aston Funds, et al. (Aston) Investment Company Act Rel. No. 29400 (August 26, 2010) (Notice); Investment Company Act Rel. No. 29443 (Sept. 27, 2010) (Order) (the “Aston Order”).  The Aston Order, which is substantially identical to this Application, in all material respects, granted an exemption under Section 12(d)(1)(J) of the Act from Sections 12(d)(1)(A) and (B) of the Act and under Sections 6(c) and 17(b) from Section 17(a) of the Act to permit the Aston Funds of Funds to acquire shares of affiliated and unaffiliated funds in excess of the limits set forth in Section 12(d)(1)(A) of the Act.  The Aston Order also allowed fund of funds investing in “securities” in reliance on Rule 12d1-2 to invest in financial instruments that may not be securities within the meaning of the Act.

Reference is made to John Hancock Trust, et al. (Hancock) Investment Company Act Rel. No. 27848 (May 30, 2007) (Notice); Investment Company Act Rel. No. 27873 (June 26, 2007) (Order) (the “Hancock Order”). Hancock requested an exemption under Section 12(d)(1)(J) of the Act from Sections 12(d)(1)(A) and (B) of the Act and under Sections 6(c) and 17(b) from Section 17(a) of the Act. The Hancock Order permitted their Funds of Funds to acquire shares of affiliated and unaffiliated funds in excess of the limits set forth in Section 12(d)(1)(A) of the Act.

Reference is made to Massachusetts Financial Services Company, et al. (MFS) Investment Company Act Rel. No. 28649 (March 17, 2009) (Notice); Investment Company Act Rel. No. 28694 (April 14, 2009) (Order) (the “MFS Order”). The MFS Order permitted certain funds to sell shares to unaffiliated Funds of Funds in excess of the limits set forth in Section 12(d)(1)(B) of the Act, and for such unaffiliated Funds of Funds to purchase shares of the MFS funds in excess of the limits set forth in Section 12(d)(1)(A) of the Act. The MFS Order also allowed fund of funds investing in “securities” in reliance on Rule 12d1-2 to invest in financial instruments that may not be securities within the meaning of the Act.

Additional reference is made to Lincoln Variable Insurance Products Trust, et al. (Lincoln), Investment Company Act Rel. No. 29168 (March 5, 2010) (Notice), Investment Company Act Rel. No. 29196 (March 31, 2010) (Order) (the “Lincoln Order”). The Lincoln Order permitted certain funds to sell shares to unaffiliated Funds of Funds in excess of the limits set forth in Section 12(d)(1)(B) of the Act, and for such unaffiliated Funds of Funds to purchase shares of the Lincoln funds in excess of the limits set forth in Section 12(d)(1)(A) of the Act. The Lincoln Order also allowed fund of funds investing in “securities” in reliance on Rule 12d1-2, to invest in financial instruments that may not be securities within the meaning of the Act.

Reference is also made to HealthShares et al., Investment Company Act Rel. No. 27844 (May 29, 2007) (Notice), Investment Company Act Rel. No. 27871 (June 21, 2007) (Order); ProFunds, et al., Investment Company Act Rel. No. 27599 (Dec. 19, 2006) (Notice), Investment Company Act Rel. 27658 (Jan. 9, 2007) (Order); Frank Russell Investment Company et al, Investment Company Act Rel. No. 27288 (April 17, 2006) (Notice), Investment Company Act Rel. No. 27319 (May 15, 2006) (Order); ING Partners, Inc. et al., Investment Company Act Rel. No. 27116 (October 12, 2005) (Notice), Investment Company Act Rel. No. 27142 (November 8, 2005) (Order); and MetLife Investors USA Insurance Company, et al., Investment Company Act Rel. No. 27028 (August 16, 2005) (Notice), Investment Company Act Rel. No. 27059 (September 7, 2005) (Order). Each of these applications requested similar relief to that requested by the Applicants.

VI.           APPLICANTS’ CONDITIONS

Investments by Funds of Funds in Underlying Funds

Applicants agree that the relief to permit Funds of Funds to invest in Underlying Funds shall be subject to the following conditions:

1.       The members of an Advisory Group will not control (individually or in the aggregate) an Unaffiliated Fund within the meaning of Section 2(a)(9) of the Act. The members of a Subadvisory Group will not control (individually or in the aggregate) an Unaffiliated Fund within the meaning of Section 2(a)(9) of the Act. If, as a result of a decrease in the outstanding voting securities of an Unaffiliated Fund, the Advisory Group or a Subadvisory Group, each in the aggregate, becomes a holder of more than 25 percent of the outstanding voting securities of the Unaffiliated Fund, then the Advisory Group or the Subadvisory Group will vote its shares of the Unaffiliated Fund in the same proportion as the vote of all other holders of the Unaffiliated Fund’s shares. This condition will not apply to a Subadvisory Group with respect to an Unaffiliated Fund for which the Subadviser or a person controlling, controlled by, or under common control with the Subadviser acts as the investment adviser within the meaning of Section 2(a)(20)(A) of the Act (in the case of an Unaffiliated Investment Company) or as the sponsor (in the case of an Unaffiliated Trust).

2.        No Fund of Funds or Fund of Funds Affiliate will cause any existing or potential investment by the Fund of Funds in shares of an Unaffiliated Fund to influence the terms of any services or transactions between the Fund of Funds or a Fund of Funds Affiliate and the Unaffiliated Fund or an Unaffiliated Fund Affiliate.

3.       The Board of each Fund of Funds, including a majority of the Independent Trustees, will adopt procedures reasonably designed to assure that its Adviser and any Subadviser(s) to the Fund of Funds are conducting the investment program of the Fund of Funds without taking into account any consideration received by the Fund of Funds or Fund of Funds Affiliate from an Unaffiliated Fund or an Unaffiliated Fund Affiliate in connection with any services or transactions.

4.       Once an investment by a Fund of Funds in the securities of an Unaffiliated Investment Company exceeds the limit of Section 12(d)(1)(A)(i) of the Act, the Board of the Unaffiliated Investment Company, including a majority of the Independent Trustees, will determine that any consideration paid by the Unaffiliated Investment Company to a Fund of Funds or a Fund of Funds Affiliate in connection with any services or transactions: (a) is fair and reasonable in relation to the nature and quality of the services and benefits received by the Unaffiliated Investment Company; (b) is within the range of consideration that the Unaffiliated Investment Company would be required to pay to another unaffiliated entity in connection with the same services or transactions; and (c) does not involve overreaching on the part of any person concerned. This condition does not apply with respect to any services or transactions between an Unaffiliated Investment Company and its investment adviser(s) or any person controlling, controlled by, or under common control with such investment adviser(s).

5.       No Fund of Funds or Fund of Funds Affiliate (except to the extent it is acting in its capacity as an investment adviser to an Unaffiliated Investment Company or sponsor to an Unaffiliated Trust) will cause an Unaffiliated Fund to purchase a security in any Affiliated Underwriting.

6.       The Board of an Unaffiliated Investment Company, including a majority of the Independent Trustees, will adopt procedures reasonably designed to monitor any purchases of securities by the Unaffiliated Investment Company in an Affiliated Underwriting once an investment by a Fund of Funds in the securities of the Unaffiliated Investment Company exceeds the limit of Section 12(d)(1)(A)(i) of the Act, including any purchases made directly from an Underwriting Affiliate. The Board of the Unaffiliated Investment Company will review these purchases periodically, but no less frequently than annually, to determine whether the purchases were influenced by the investment by the Fund of Funds in the Unaffiliated Investment Company. The Board of the Unaffiliated Investment Company will consider, among other things, (a) whether the purchases were consistent with the investment objectives and policies of the Unaffiliated Investment Company; (b) how the performance of securities purchased in an Affiliated Underwriting compares to the performance of comparable securities purchased during a comparable period of time in underwritings other than Affiliated Underwritings or to a benchmark such as a comparable market index; and (c) whether the amount of securities purchased by the Unaffiliated Investment Company in Affiliated Underwritings and the amount purchased directly from an Underwriting Affiliate have changed significantly from prior years. The Board of the Unaffiliated Investment Company will take any appropriate actions based on its review, including, if appropriate, the institution of procedures designed to assure that purchases of securities in Affiliated Underwritings are in the best interests of shareholders.

7.       Each Unaffiliated Investment Company shall maintain and preserve permanently in an easily accessible place a written copy of the procedures described in the preceding condition, and any modifications to such procedures, and shall maintain and preserve for a period not less than six years from the end of the fiscal year in which any purchase in an Affiliated Underwriting occurred, the first two years in an easily accessible place, a written record of each purchase of securities in an Affiliated Underwriting once an investment by a Fund of Funds in the securities of an Unaffiliated Investment Company exceeds the limit of Section 12(d)(1)(A)(i) of the Act, setting forth the: (a) party from whom the securities were acquired, (b) identity of the underwriting syndicate’s members, (c) terms of the purchase, and (d) information or materials upon which the determinations of the Board of the Unaffiliated Investment Company were made.

8.       Prior to its investment in shares of an Unaffiliated Investment Company in excess of the limit in Section 12(d)(1)(A)(i) of the Act, the Fund of Funds and the Unaffiliated Investment Company will execute a Participation Agreement stating, without limitation, that their Boards and their investment advisers understand the terms and conditions of the order and agree to fulfill their responsibilities under the order. At the time of its investment in shares of an Unaffiliated Investment Company in excess of the limit in Section 12(d)(1)(A)(i), a Fund of Funds will notify the Unaffiliated Investment Company of the investment. At such time, the Fund of Funds will also transmit to the Unaffiliated Investment Company a list of the names of each Fund of Funds Affiliate and Underwriting Affiliate. The Fund of Funds will notify the Unaffiliated Investment Company of any changes to the list of the names as soon as reasonably practicable after a change occurs. The Unaffiliated Investment Company and the Fund of Funds will maintain and preserve a copy of the order, the Participation Agreement, and the list with any updated information for the duration of the investment and for a period of not less than six years thereafter, the first two years in an easily accessible place.

9.       Before approving any advisory contract under Section 15 of the Act, the Board of each Fund of Funds, including a majority of the Independent Trustees, shall find that the advisory fees charged under such advisory contract are based on services provided that are in addition to, rather than duplicative of, services provided under the advisory contract(s) of any Underlying Fund in which the Fund of Funds may invest. Such finding and the basis upon which the finding was made will be recorded fully in the minute books of the appropriate Fund of Funds.

10.     The Adviser will waive fees otherwise payable to it by a Fund of Funds in an amount at least equal to any compensation (including fees received pursuant to any plan adopted by an Unaffiliated Investment Company under Rule 12b-1 under the Act) received from an Unaffiliated Fund by the Adviser, or an affiliated person of the Adviser, other than any advisory fees paid to the Adviser or its affiliated person by an Unaffiliated Investment Company, in connection with the investment by the Fund of Funds in the Unaffiliated Fund. Any Subadviser will waive fees otherwise payable to the Subadviser, directly or indirectly, by the Fund of Funds in an amount at least equal to any compensation received by the Subadviser, or an affiliated person of the Subadviser, from an Unaffiliated Fund, other than any advisory fees paid to the Subadviser or its affiliated person by an Unaffiliated Investment Company, in connection with the investment by the Fund of Funds in the Unaffiliated Fund made at the direction of the Subadviser. In the event that the Subadviser waives fees, the benefit of the waiver will be passed through to the Fund of Funds.

11.     No Underlying Fund will acquire securities of any other investment company or company relying on Section 3(c)(1) or 3(c)(7) of the Act in excess of the limits contained in Section 12(d)(1)(A) of the Act, except to the extent that such Underlying Fund: (a) receives securities of another investment company as a dividend or as a result of a plan of reorganization of a company (other than a plan devised for the purpose of evading Section 12(d)(1) of the Act); or (b) acquires (or is deemed to have acquired) securities of another investment company pursuant to exemptive relief from the Commission permitting such Underlying Fund to (i) acquire securities of one or more investment companies for short-term cash management purposes, or (ii) engage in interfund borrowing and lending transactions.

12.     Any sales charges and/or service fees charged with respect to shares of a Fund of Funds will not exceed the limits applicable to fund of funds set forth in NASD Conduct Rule 2830.

Other Investments by Same Group Investing Funds

Applicants agree that the relief to permit Same Group Investing Funds to invest in Other Investments shall be subject to the following condition:

13.     Applicants will comply with all provisions of Rule 12d1-2 under the Act, except for paragraph (a)(2) to the extent that it restricts any Same Group Investing Funds from investing in Other Investments as described in the Application.

VII.           REQUEST FOR ORDER

Applicants request an order under Section 12(d)(1)(J) of the Act exempting certain transactions involving the Applicants from Sections 12(d)(1)(A) and 12(d)(1)(B) of the Act, under Section 6(c) of the Act for an exemption from Rule 12d1-2(a) under the Act, and under Sections 6(c) and 17(b) of the Act exempting certain transactions involving the Applicants from Sections 17(a)(1) and (2) of the Act. Applicants submit, for the reasons stated herein, that their request for exemptive relief meets the respective standards for relief under Sections 12(d)(1)(J), 17(b), and 6(c) of the Act and therefore, Applicants respectfully request that the Commission grant the requested relief.

Applicants have caused this Application to be duly signed on their behalf on the 8th day of March, 2012.

GPS FUNDS I

By:  /s/ Carrie E. Hansen
Name:  Carrie E. Hansen
Title:  President

GPS FUNDS II

By:  /s/ Carrie E. Hansen
Name:  Carrie E. Hansen
Title:  President

GENWORTH FINANCIAL WEALTH MANAGEMENT, INC.

By:  /s/ Carrie E. Hansen
Name:  Carrie E. Hansen
Title:  Senior Vice President and Chief Operations
Officer

EXHIBIT INDEX

A.           Certification

B.           Rule 0-2(d) Verification

EXHIBIT A

Certification

The undersigned hereby certifies that she is the duly elected President of GPS Funds I (the “Trust”); that, with respect to the attached application for exemption from certain provisions of the Investment Company Act of 1940, as amended (the “Act”), and any amendments thereto (such application, along with any amendments, the “Application”), all actions necessary to authorize the execution and filing of the Application under the organizational documents and By-laws of the Trust have been taken, and the person signing and filing the Application on behalf of the Trust is fully authorized to do so; and that the Trustees of the Trust adopted the following vote via written consent on March 6, 2012 in accordance with the By-laws of the Trust:

RESOLVED, that it be, and it hereby is, approved for the Trust to file an Application for an order pursuant to section 12(d)(1)(J) of the Act for an exemption from sections 12(d)(1)(A) and (B) of the Act, pursuant to section 6(c) of the Act for an exemption from rule 12d1-2(a) under the Act and pursuant to sections 6(c) and 17(b) of the Act for an exemption from section 17(a) of the Act to permit series of the Trust or GPS Funds II that operate as funds of funds to acquire and redeem shares of other registered open-end management investment companies and unit investment trusts that are within or outside the same group of investment companies (including series of the Trust or GPS Funds II) and to permit series of the Trust or GPS Funds II that operate as funds of funds and rely on section 12(d)(1)(G) of the Act and rule 12d1-2 thereunder to also invest in certain financial instruments; and it is further

RESOLVED, that the proper officers of the Trust, with the assistance of Trust counsel or others as may be required, are hereby authorized to prepare and to file any and all amendments to the Application as may be necessary or appropriate; and it is further

RESOLVED, that the Application shall be executed by or on behalf of the Trust by one or more of its officers, and that the proper officers of the Trust are hereby authorized to take any and all further actions that may be necessary or appropriate to effectuate the foregoing resolutions.

Dated:  March 8, 2012

By:  /s/ Carrie E. Hansen
Name:  Carrie E. Hansen
Title:  President

1.

Certification

The undersigned hereby certifies that she is the duly elected President of GPS Funds II (the “Trust”); that, with respect to the attached application for exemption from certain provisions of the Investment Company Act of 1940, as amended (the “Act”), and any amendments thereto (such application, along with any amendments, the “Application”), all actions necessary to authorize the execution and filing of the Application under the organizational documents and By-laws of the Trust have been taken, and the person signing and filing the Application on behalf of the Trust is fully authorized to do so; and that the Trustees of the Trust adopted the following vote at a meeting duly called and held on March 8, 2012 in accordance with the By-laws of the Trust:

RESOLVED, that it be, and it hereby is, approved for the Trust to file an Application for an order pursuant to section 12(d)(1)(J) of the Act for an exemption from sections 12(d)(1)(A) and (B) of the Act, pursuant to section 6(c) of the Act for an exemption from rule 12d1-2(a) under the Act and pursuant to sections 6(c) and 17(b) of the Act for an exemption from section 17(a) of the Act to permit series of the Trust or GPS Funds I that operate as funds of funds to acquire and redeem shares of other registered open-end management investment companies and unit investment trusts that are within or outside the same group of investment companies (including series of the Trust or GPS Funds I) and to permit series of the Trust or GPS Funds I that operate as funds of funds and rely on section 12(d)(1)(G) of the Act and rule 12d1-2 thereunder to also invest in certain financial instruments; and it is further

RESOLVED, that the proper officers of the Trust, with the assistance of Trust counsel or others as may be required, are hereby authorized to prepare and to file any and all amendments to the Application as may be necessary or appropriate; and it is further

RESOLVED, that the Application shall be executed by or on behalf of the Trust by one or more of its officers, and that the proper officers of the Trust are hereby authorized to take any and all further actions that may be necessary or appropriate to effectuate the foregoing resolutions.

Dated:  March 8, 2012

By:  /s/ Carrie E. Hansen
Name:  Carrie E. Hansen
Title:  President

Certification

The undersigned hereby certifies that she is the Senior Vice President and Chief Operations Officer of Genworth Financial Wealth Management, Inc. (“GFWM”); that, with respect to the attached application for exemption from a certain provision of the Investment Company Act of 1940, as amended, and any amendments thereto (such application, along with any amendments, the “Application”), all actions necessary to authorize the execution and filing of the Application under the organizational documents of GFWM have been taken, and the person signing and filing the Application on behalf of GFWM is fully authorized to do so:

Dated:  March 8, 2012

By:  /s/ Carrie E. Hansen
Name:  Carrie E. Hansen
Title:  Senior Vice President and Chief Operations
Officer

EXHIBIT B

Rule 0-2(d) Verification

The undersigned, being duly deposed and sworn, deposes and states that she has duly executed the attached Application for an Exemptive Order on March 8, 2012 for and on behalf of GPS Funds I (the “Trust”); that she is the President of the Trust; and that all actions by trustees, officers, and other persons necessary to authorize deponent to execute and file such instrument have been taken. Deponent further states that she is familiar with such instrument, and the contents thereof, and that the facts therein set forth are true to the best of her knowledge, information and belief.

By:  /s/ Carrie E. Hansen
Name:  Carrie E. Hansen
Title:  President

1.

Rule 0-2(d) Verification

The undersigned, being duly deposed and sworn, deposes and states that she has duly executed the attached Application for an Exemptive Order on March 8, 2012 for and on behalf of GPS Funds II (the “Trust”); that she is the President of the Trust; and that all actions by trustees, officers, and other persons necessary to authorize deponent to execute and file such instrument have been taken. Deponent further states that she is familiar with such instrument, and the contents thereof, and that the facts therein set forth are true to the best of her knowledge, information and belief.

By:  /s/ Carrie E. Hansen
Name:  Carrie E. Hansen
Title:  President

Rule 0-2(d) Verification

The undersigned, being duly deposed and sworn, deposes and states that she has duly executed the attached Application for an Exemptive Order on March 8, 2012 for and on behalf of Genworth Financial Wealth Management, Inc. (“GFWM”); that she is the Senior Vice President and Chief Operations Officer of GFWM; and that all actions necessary to authorize deponent to execute and file such instrument have been taken. Deponent further states that she is familiar with such instrument, and the contents thereof, and that the facts therein set forth are true to the best of her knowledge, information and belief.

By:  /s/ Carrie E. Hansen
Name:  Carrie E. Hansen
Title:  Senior Vice President and Chief Operations
Officer